UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________
FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 24, 2020
____________________________________________
TILLY’S, INC.
(Exact Name of Registrant as Specified in its Charter)
  _______________________________________________

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
10 Whatney
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)
(949) 609-5599
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
  ______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	TLYS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2020, Tilly’s, Inc. (the “Company”) publicly announced the appointment of Jonathon D. Kosoff, age 43, to serve as the Company’s Chief Digital Officer, effective February 24, 2020.

Prior to joining the Company, Mr. Kosoff served as Vice President of E-commerce and Performance Marketing at Taco Bell since January 2018. Prior to that, he served in a variety of roles at Hot Topic, Inc. from November 2012 to December 2017, most recently as its Senior Vice President of E-commerce and Customer Relationship Management. From September 2010 to October 2012, he served as Vice President of E-Commerce at bebe stores, inc. In years prior to that, Mr. Kosoff served in various e-commerce and customer relationship management roles at each of The Wet Seal, Inc., Provide Commerce, Inc., and Jenny Craig International, Inc.

In connection with the commencement of Mr. Kosoff’s employment, the Company and Mr. Kosoff entered into an employee offer letter agreement (the “Agreement”).

The Agreement provides for an annual base salary of $320,000 and the opportunity to earn an annual cash bonus targeted at an amount equal to 50% of Mr. Kosoff’s annual base salary, with a maximum amount equal to 100% of Mr. Kosoff’s annual base salary (prorated for fiscal 2020).

The Agreement also provides Mr. Kosoff with an opportunity to earn an additional incentive cash bonus of up to $50,000 per year based on the achievement of two corporate performance objectives for each of his first three fiscal years of employment with the Company, beginning with fiscal 2020. The additional incentive cash bonus has a cumulative feature such that if any given fiscal year’s objectives are not met in that particular fiscal year, but the following year’s objectives are met, the incentive bonus earned would encompass recognition of each prior target met through the current fiscal year.

In addition, Mr. Kosoff will receive a stock option grant to purchase 50,000 shares of the Company’s common stock, with 25% of the shares underlying the stock option vesting on each of the first, second, third and fourth anniversaries of Mr. Kosoff’s start date, subject to his continued service through the applicable vesting date. Mr. Kosoff will be eligible to participate in all customary employee benefit plans or programs of the Company generally available to the Company’s full-time employees.

The foregoing description of the Agreement is not complete and is subject to and qualified in its entirety by the terms of the Agreement, a form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

There are no (i) family relationships between Mr. Kosoff and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company or (ii) related party transactions with Mr. Kosoff requiring disclosure pursuant to Item 404 of Regulation S-K.

Item 7.01	Regulation of FD Disclosure.

On February 24, 2020, the Company issued a press release announcing the appointment of Mr. Kosoff as the Company’s Chief Digital Officer. A copy of this press release is furnished herewith as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits(d)    Exhibits.
The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description
10.1	Offer Letter between Tilly’s Inc. and Jonathon D. Kosoff entered into on February 12, 2020
99.1	Press Release, dated February 24, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: February 24, 2020	By:	/s/ Michael L. Henry
	Name:	Michael L. Henry
	Title:	Executive Vice President, Chief Financial Officer